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                                                                    Exhibit 99.3

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


         Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Joseph L. Castle II, the Chairman and Chief Executive Officer of Castle Energy Corporation (the "Company"), hereby certifies that:

I. The Company's Form 10-K Annual Report for the period September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

II. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: December 13, 2002                                 /S/ JOSEPH L. CASTLE II
       -----------------                                 -----------------------
                                                         Joseph L. Castle II
                                                         Chief Executive Officer